Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Consolidated Financial Data” and “Independent Registered Public Accounting Firm” and to the use of our reports dated March 15, 2011 (except for Note Q(l), as to which the date is April 13, 2011) in Amendment No. 14 to the Registration Statement on Form S-1 and the related Prospectus of FriendFinder Networks Inc. dated April 27, 2011.

/s/ EisnerAmper LLP

New York, New York

April 25, 2011